UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 7, 2007

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

At its regular meeting on February 7, 2007, the Board of Directors of Stereotaxis, Inc. (the “Company”), pursuant to the Company’s bylaws, elected Dr. Eric N. Prystowsky as a Class I member of the Board of Directors to fill the vacancy on the Board.

Prior to his becoming a member of the Company’s Board of Directors, the Company entered into a consulting agreement with Dr. Prystowsky in February 2004. The agreement was amended in July 2005 and provides that Dr. Prystowsky will serve as Chairman of the Company’s Electrophysiology Scientific Advisory Board and as a member of the Company’s Scientific Advisory Board. Additionally, Dr. Prystowsky agreed to (1) advise the Company in matters related to magnetic navigation systems, devices and therapies, (2) make presentations at conferences and seminars on the Company’s behalf, and (3) educate and train physicians regarding the Company’s technology. In consideration for his consulting and advisory board services, Dr. Prystowsky is entitled to receive a total cash stipend of $75,000 per year. Dr. Prystowsky also receives an annual stipend of $40,000 for the educational services he provides the Company. If Dr. Prystowsky provides more than 50 hours of educational services in a year he will receive an hourly fee of $800 for the additional hours, up to a maximum of $100,000 total fees for his educational services.

On February 7, 2007, in connection with his appointment to the Board of Directors, Dr. Prystowsky received an option to purchase 15,000 shares of the Company’s common stock at an exercise price of $10.24 per share. The option vests over a two-year period, with half vesting after one year and the remainder vesting monthly thereafter. The options expire on February 7, 2017.

Item 7.01.   Regulation FD Disclosure.

The Company issued a press release dated February 9, 2007, attached hereto as Exhibit 99.1 and incorporated herein by reference, providing further biographical information for Dr. Prystowsky. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01.   Financial Statements and Exhibits.

(d)     Exhibits.

99.1     Press release dated February 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: February 9, 2007	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Stereotaxis, Inc. press release dated February 9, 2007